EXHIBIT 21.1

                      SUBSIDIARIES OF ADVENT SOFTWARE, INC.


Name                                       State of Incorporation
----                                       ----------------------
Data Exchange, Inc.                        Pennsylvania
Second Street Securities                   Delaware